\

                                                                     EXHIBIT 4.5


                     FORM OF RECEIVABLES PURCHASE AGREEMENT


                        TOYOTA MOTOR CREDIT CORPORATION,


                                    as Seller


                                       and



                            _______________________,


                      [TOYOTA AUTO FINANCE RECEIVABLES LLC]
                 [TOYOTA MOTOR CREDIT RECEIVABLES CORPORATION],


                                  as Purchaser


                                 Dated as of ___

                                TABLE OF CONTENTS

                                                                                                           PAGE
                                                                                                           ----
ARTICLE I  DEFINITIONS

Section 1.1      Definitions...............................................................................   1
Section 1.2      Other Definitional Provisions.............................................................   2


ARTICLE II  CONVEYANCE OF RECEIVABLES

Section 2.1      Conveyance of Receivables.................................................................   2
Section 2.2      Representations and Warranties of the Seller and the Purchaser............................   3
Section 2.3      Representations and Warranties of the Seller as to the Receivables........................   4
Section 2.4      Covenants of the Seller...................................................................   7


ARTICLE III  PAYMENT OF RECEIVABLES PURCHASE PRICE

Section 3.1      Payment of Receivables Purchase Price.....................................................   8


ARTICLE IV  TERMINATION

Section 4.1      Termination...............................................................................   8


ARTICLE V  MISCELLANEOUS PROVISIONS

Section 5.1      Amendment.................................................................................   8
Section 5.2      Protection of Right, Title and Interest to Receivables....................................   8
Section 5.3      Governing Law.............................................................................   9
Section 5.4      Notices...................................................................................   9
Section 5.5      Severability of Provisions................................................................   9
Section 5.6      Assignment................................................................................   9
Section 5.7      Further Assurances........................................................................   9
Section 5.8      No Waiver; Cumulative Remedies............................................................   9
Section 5.9      Counterparts..............................................................................   10
Section 5.10     Third-Party Beneficiaries.................................................................   10
Section 5.11     Merger And Integration....................................................................   10
Section 5.12     Headings..................................................................................   10
Section 5.13     Indemnification...........................................................................   10
Section 5.14     Merger or Consolidation of, or Assumption of the Obligations of, the Seller...............   10


SCHEDULE A  Schedule Of Receivables........................................................................  A-1

         RECEIVABLES PURCHASE AGREEMENT, dated as of __, between Toyota Motor Credit Corporation, a California corporation, as seller, and [Toyota Auto Finance Receivables LLC, a Delaware limited liability company,] [Toyota Motor Credit Receivables Corporation, a California corporation,] as purchaser.

         In consideration of the premises and mutual agreements herein contained, each party agrees as follows for the benefit of the other party and for the benefit of the Trustee:


                                    ARTICLE I


                                   DEFINITIONS

         SECTION 1.1 DEFINITIONS. Whenever used in this Agreement, the following words and phrases shall have the following meanings:

         "Agreement" shall mean this Receivables Purchase Agreement and all amendments hereof and supplements hereto.

         "Closing Date" shall mean ____.

         "Cutoff Date" shall mean ____.

         "Deferred Prepayment" means, with respect to a Precomputed Receivable and a Collection Period, the aggregate amount, if any, of Payments Ahead remitted to the Servicer in respect of such Receivable during one or more prior Collection Periods and currently held by the Servicer or in the Payahead Account.

         ["Pooling and Servicing Agreement" shall mean the Pooling and Servicing Agreement dated as of o by and among [Toyota Auto Finance Receivables LLC] [Toyota Motor Credit Receivables Corporation], as seller, Toyota Motor Credit Corporation, as servicer, and the Trustee.]

         "Purchaser" shall mean [Toyota Auto Finance Receivables LLC] [Toyota Motor Credit Receivables Corporation], in its capacity as purchaser of the Receivables under this Agreement, and its successors and assigns.

         "Receivable" means any retail installment sale contract executed by an Obligor in respect of a Financed Vehicle, and all proceeds thereof and payments thereunder, which Receivable shall be identified in the Schedule of Receivables.

         "Receivables Purchase Price" shall mean $____.

         "Released Administrative Amount" means, with respect to a Distribution Date and to an Administrative Receivable, the Deferred Prepayment, if any, for such Administrative Receivable.

         "Released Warranty Amount" means, with respect to a Distribution Date and to a Warranty Receivable, the Deferred Prepayment, if any, for such Warranty Receivable.

         ["Sale and Servicing Agreement" shall mean the Sale and Servicing Agreement dated as of o by and among [Toyota Auto Finance Receivables LLC] [Toyota Motor Credit Receivables Corporation], as seller, Toyota Motor Credit Corporation, as servicer, and the Trustee.]

         "Seller" shall mean Toyota Motor Credit Corporation, in its capacity as seller of the Receivables under this Agreement, and its successors and assigns.

         "Schedule of Receivables" means the schedule of receivables attached as Schedule A hereto.

         ["Trust Agreement" means the Trust Agreement dated as of ___ by and between [Toyota Auto Finance Receivables LLC] [Toyota Motor Credit Receivables Corporation], as seller, and ___, as trustee.]

         "Trustee" shall mean ___, as trustee under the [Pooling and Servicing Agreement][Trust Agreement], or any successor trustee thereunder.

         "Warranty Receivable" means a Receivable purchased by the Seller pursuant to Section 2.03(c).

         SECTION 1.2 OTHER DEFINITIONAL PROVISIONS.

                  (a) All capitalized terms not otherwise defined in this Agreement shall have the defined meanings used in the [Pooling and Servicing Agreement][Sale and Servicing Agreement or Trust Agreement, as the case may be].

                  (b) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Section, subsection and Schedule references contained in this Agreement are references to Sections, subsections and Schedules in or to this Agreement unless otherwise specified; and the word "including" means including without limitation.


                                   ARTICLE II


                            CONVEYANCE OF RECEIVABLES

         SECTION 2.1 CONVEYANCE OF RECEIVABLES.

                  (a) Subject to the terms and conditions of this Agreement, on the Closing Date the Seller agrees to sell to the Purchaser, and the Purchaser agrees to purchase from the Seller, without recourse (subject to the Seller's obligations hereunder):

                           (i) all right, title and interest of the Seller in
                  and to the Receivables listed in the Schedule of Receivables and all monies due thereon or paid thereunder or in respect thereof (including proceeds of the repurchase of Receivables by the Seller pursuant to Section 2.03(c)) on or after the Cutoff Date;

                           (ii) the interest of the Seller in the security
                  interests in the Financed Vehicles granted by the Obligors pursuant to the Receivables and any accessions thereto;

                           (iii) the interest of the Seller in any proceeds of
                  any physical damage insurance policies covering Financed Vehicles and in any proceeds of any credit life or credit disability insurance policies relating to the Receivables or the Obligors;

                           (iv) the interest of the Seller in any Dealer
                  Recourse;

                           (v) the right of the Seller to realize upon any
                  property (including the right to receive future Liquidation Proceeds) that shall have secured a Receivable and have been repossessed by or on behalf of the Trustee; and

                           (vi) all proceeds of the foregoing.

                  (b) In connection with the foregoing conveyance, the Seller agrees to record and file, at its own expense, a financing statement with respect to the Receivables necessary to provide third parties with notice of the conveyance hereunder and to perfect the sale of the Receivables to the Purchaser, and the proceeds thereof (and any continuation statements as are required by applicable state law), and to deliver a file-stamped copy of each such financing statement (or continuation statement) or other evidence of such filings (which may, for purposes of this Section, consist of telephone confirmation of such filing with the file stamped copy of each such filing to be provided to the Purchaser in due course), as soon as is practicable after receipt by the Seller thereof.

         The parties hereto intend that the conveyance hereunder be a sale. In the event that the conveyance hereunder is not for any reason considered a sale, all filings described in the foregoing paragraph shall give the Purchaser a first priority perfected security interest in, to and under the Receivables, other property conveyed hereunder and all proceeds of any of the foregoing and that this Agreement constitute a security agreement under applicable law.

         In connection with the foregoing conveyance, the Seller further agrees, at its own expense, on or prior to the Closing Date (i) to annotate and indicate in its computer files that the Receivables have been transferred to the Purchaser pursuant to this Agreement, (ii) to deliver to the Purchaser a computer file or printed or microfiche list containing a true and complete list of all such Receivables, identified by account number and by the Principal Balance of each Receivable as of the Cutoff Date, which file or list shall be marked as Schedule A to this Agreement and is hereby incorporated into and made a part of this Agreement and (iii) to deliver the Receivable Files to or upon the order of the Purchaser.

         SECTION 2.2 REPRESENTATIONS AND WARRANTIES OF THE SELLER AND THE PURCHASER.

                  (a) The Seller hereby represents and warrants to the Purchaser as of the date of this Agreement and the Closing Date that:

                           (i) Organization and Good Standing. The Seller shall
                  have been duly organized and shall be validly existing as a corporation in good standing under the laws of the State of California, with corporate power and authority to own its properties and to conduct its business as such properties shall be currently owned and such business is presently conducted, and had at all relevant times, and shall now have, corporate power, authority and legal right to acquire, own and sell the Receivables.

                           (ii) Due Qualification. The Seller shall be duly
                  qualified to do business as a foreign corporation in good standing, and shall have obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications.

                           (iii) Power and Authority. The Seller shall have the
                  corporate power and authority to execute and deliver this Agreement and to carry out its terms; and the execution, delivery and performance of this Agreement shall have been duly authorized by the Seller by all necessary corporate action.

                           (iv) Binding Obligation. This Agreement shall
                  constitute a legal, valid and binding obligation of the Seller enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights generally or by general principles of equity.

                           (v) No Violation. The consummation of the
                  transactions contemplated by this Agreement and the fulfillment of the terms hereof shall not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the articles of incorporation or bylaws of the Seller, or conflict with or breach any of the material terms or provisions of, or constitute (with or without notice or lapse of time) a default under, any indenture, agreement or other instrument to which the Seller is a party or by which it shall be bound; nor result in the creation or imposition of any lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than this Agreement); nor violate any law or, to the best of the Seller's knowledge, any order, rule or regulation applicable to the Seller of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or its properties; which breach, default, conflict, lien or violation would have a material adverse effect on the earnings, business affairs or business prospects of the Seller.

                           (vi) No Proceedings. There is no action, suit or
                  proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or to the Seller's knowledge, threatened, against or affecting the Seller: (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or (iii) seeking any determination or ruling that might materially and adversely effect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement.

                  (b) The Purchaser hereby represents and warrants to the Seller as of the date of this Agreement and the Closing Date that:

                           (i) Organization and Good Standing. The Purchaser
                  shall have been duly organized and shall be validly existing as a [limited liability company] [corporation] in good standing under the laws of the State of [Delaware] [California], and has power and authority to own its properties and to conduct its business as such properties shall be currently owned and such business is presently conducted, and had at all relevant times, and shall now have, power, authority and legal right to acquire and own the Receivables.

                           (ii) Due Qualification. The Purchaser shall be duly
                  qualified to do business as a foreign [limited liability company] [corporation] in good standing, and shall have obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications.

                           (iii) Power and Authority. The Purchaser shall have
                  the power and authority to execute and deliver this Agreement and to carry out its terms; and the execution, delivery and performance of this Agreement shall have been duly authorized by the Purchaser by all necessary corporate action.

                           (iv) Binding Obligation. This Agreement shall
                  constitute a legal, valid and binding obligation of the Purchaser enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights generally or by general principles of equity.

                           (v) No Violation. The consummation of the
                  transactions contemplated by this Agreement and the fulfillment of the terms hereof shall not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the [limited liability company agreement] [articles of organization] of the Purchaser, or conflict with or breach any of the material terms or provisions of, or constitute (with or without notice or lapse of time) a default under, any indenture, agreement or other instrument to which the Purchaser is a party or by which it shall be bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than this Agreement); nor violate any law or, to the best of the Purchaser's knowledge, any order, rule or regulation applicable to the Purchaser of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Purchaser or its properties; which breach, default, conflict, Lien or violation would have a material adverse affect on the earnings, business affairs or business prospects of the Purchaser.

                           (vi) No Proceedings. There is no action, suit or
                  proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or to the Purchaser's knowledge, threatened, against or affecting the Purchaser: (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Purchaser of its obligations under, or the validity or enforceability of, this Agreement.

                  (c) The representations and warranties set forth in this Section shall survive the sale of the Receivables by the Seller to the Purchaser pursuant to this Agreement and the sale of the Receivables by the Purchaser to the Trust pursuant to the [Pooling and Servicing Agreement][Sale and Servicing Agreement]. Upon discovery by the Seller, the Purchaser or the Trustee of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the others.

         SECTION 2.3 REPRESENTATIONS AND WARRANTIES OF THE SELLER AS TO THE RECEIVABLES.

                  (a) Eligibility of Receivables. The Seller hereby represents and warrants as of the Cutoff Date that:

                           (i) Characteristics of Receivables. Each Receivable
                  (A) shall have been originated in the United States by a Dealer for the retail sale of the related Financed Vehicle in the ordinary course of such Dealer's business, shall have been fully and properly executed by the parties thereto, shall have been purchased by the Seller from such Dealer under an existing agreement with the Seller and shall have been validly assigned by such Dealer to the Seller in accordance with the terms of such agreement, (B) shall have created or shall create a valid, subsisting and enforceable first priority security interest in favor of the Seller in the related Financed Vehicle, which security interest shall be assignable and has been assigned by the Seller to the Purchaser, (C) shall provide for level Monthly Payments (provided that the payment in the first or last month in the life of the Receivable may be minimally different from the level payment) that fully amortize the Amount Financed by maturity and provide for a finance charge or yield interest at its APR, in either case calculated based on the Rule of 78s, the simple interest method or the actuarial method, (D) shall contain customary and enforceable provisions such that the rights and remedies of the holder thereof shall be adequate for realization against the collateral of the benefits of the security and (E) shall provide for, in the event that such Receivable is prepaid, a prepayment that fully pays the Principal Balance and includes accrued but unpaid interest.

                           (ii) Schedule of Receivables. The information set
                  forth in the Schedule of Receivables shall be true and correct in all material respects as of the opening of business on the Cutoff Date, the Receivables were selected at random from the retail installment sale contracts included in the portfolio of the Seller meeting the selection criteria set forth in this Section and no selection procedures believed to be adverse to the interests of any [Certificateholders] [Securityholders] shall have been utilized in selecting the Receivables.

                           (iii) Compliance with Law. Each Receivable and each
                  sale of the related Financed Vehicle shall have complied at the time it was originated or made, and shall comply at the time of execution of this Agreement in all material respects with all requirements of applicable federal, state and local laws, and regulations thereunder, including usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, Federal Reserve Board Regulations B, M and Z, to the extent applicable, state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code and other consumer credit, equal credit opportunity and disclosure laws.

                           (iv) Binding Obligation. Each Receivable shall
                  constitute the legal, valid and binding payment obligation in writing of the related Obligor, enforceable by the holder thereof in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights in general and by general principles of equity, regardless of whether such enforceability shall be considered in a proceeding in equity or at law.

                           (v) No Bankrupt Obligors. None of the Receivables
                  shall be due, to the best knowledge of the Seller, from any Obligor who is presently the subject of a bankruptcy proceeding or is insolvent.

                           (vi) No Government Obligors. None of the Receivables
                  shall be due from the United States or any state, or from any agency, department or instrumentality of the United States or any state or local government.

                           (vii) Employee Obligors. None of the Receivables
                  shall be due from any employee of the Seller, the Purchaser or any of their respective affiliates.

                           (viii) Security Interest in Financed Vehicles
                  Immediately prior to the sale, assignment and transfer thereof pursuant hereto, each Receivable shall be secured by a validly perfected first priority security interest in the related Financed Vehicle in favor of the Seller as secured party or all necessary and appropriate action with respect to such Receivable shall have been taken to perfect a first priority security interest in such Financed Vehicle in favor of the Seller as secured party.

                           (ix) Receivables in Force. No Receivable shall have
                  been satisfied, subordinated or rescinded, nor shall any Financed Vehicle have been released in whole or in part from the lien granted by the related Receivable.

                           (x) No Waivers. No provision of a Receivable shall
                  have been waived in such a manner that such Receivable fails to meet all of the other representations and warranties made by the Seller herein with respect thereto.

                           (xi) No Amendments. No Receivable shall have been
                  amended or modified in such a manner that the total number of Scheduled Payments has been increased or that the related Amount Financed has been increased or that such Receivable fails to meet all of the other representations and warranties made by the Seller herein with respect thereto.

                           (xii) No Defenses. No facts shall be known to the
                  Seller which would give rise to any right of rescission, setoff, counterclaim or defense, nor shall the same have been asserted or threatened, with respect to any Receivable.

                           (xiii) No Liens. To the knowledge of the Seller, no
                  liens or claims shall have been filed, including liens for work, labor or materials relating to a Financed Vehicle, that shall be liens prior to, or equal or coordinate with, the security interest in such Financed Vehicle granted by the related Receivable.

                           (xiv) No Defaults; No Repossession. Except for
                  payment defaults that, as of the Cutoff Date, have been continuing for a period of not more than o days, no default, breach, violation or event permitting acceleration under the terms of any Receivable shall have occurred as of the Cutoff Date; no continuing condition that with notice or the lapse of time would constitute a default, breach, violation or event permitting acceleration under the terms of any Receivable shall have arisen; the Seller shall not have waived any of the foregoing; and no Financed Vehicle has been repossessed without reinstatement as of the Cutoff Date.

                           (xv) Insurance. At the time of origination of each
                  Receivable, each Obligor was required under the terms of such Receivable to obtain and maintain physical damage insurance covering the related Financed Vehicle.

                           (xvi) Good Title. It is the intention of the Seller
                  that the transfer and assignment herein contemplated, taken as a whole, constitute a sale of the Receivables from the Seller to the Purchaser and that the beneficial interest in and title to the Receivables not be part of the debtor's estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy law. No Receivable has been sold, transferred, assigned or pledged by the Seller to any Person other than the Purchaser, and no provision of a Receivable shall have been waived, except as provided in clause (x) above; immediately prior to the transfer and assignment herein contemplated, the Seller had good and marketable title to each Receivable free and clear of all Liens and rights of others; immediately upon the transfer and assignment thereof, the Purchaser shall have good and marketable title to each Receivable, free and clear of all Liens and rights of others; and the transfer and assignment herein contemplated has been perfected under the UCC.

                           (xvii) Lawful Assignment. No Receivable shall have
                  been originated in, or shall be subject to the laws of, any jurisdiction under which the sale, transfer and assignment of such Receivable under this Agreement or pursuant to transfers of the related certificates of title shall be unlawful, void or voidable.

                           (xviii) All Filings Made. All filings (including UCC
                  filings) necessary in any jurisdiction to provide third parties with notice of the transfer and assignment herein contemplated, to perfect the sale of the receivables from the Seller to the Purchaser and to give the Purchaser a first priority perfected security interest in the Receivables shall have been made.

                           (xix) One Original. There shall be only one original
                  executed copy of each Receivable.

                           (xx) Chattel Paper. Each Receivable constitutes
                  "chattel paper" as defined in the UCC.

                           (xxi) Additional Representations and Warranties. (A)
                  Each Receivable shall have an original maturity of not less than o months nor greater than o months and a remaining maturity of not less than o months nor greater than o months;
                  (B) each Receivable provides for the payment of a finance charge based on an APR ranging from __% to __%; (C) each Receivable shall have had an original principal balance of not less than $o nor more than $___ and, as of the Cutoff Date, an unpaid principal balance of not less than $o and not more than $___; (D) each Receivable was originated before ___; (E) no Receivable was originated under a special financing program; (F) no Receivable shall have a Scheduled Payment that is more than o days past due as of the Cutoff Date; and (G) no Financed Vehicle was subject to force-placed insurance as of the Cutoff Date.

                  (b) Notice of Breach. The representations and warranties set forth in this Section shall speak as of the execution and delivery of this Agreement, but shall survive the sale, transfer and assignment of the Receivables to the Purchaser and any subsequent assignment or transfer pursuant to Article Two of the [Pooling and Servicing Agreement][Sale and Servicing Agreement]. The Purchaser, the Seller or the Trustee, as the case may be, shall inform the other parties promptly, in writing, upon discovery of any breach of the Seller's representations and warranties pursuant to this Section which materially and adversely affects the interests of any [Certificateholders] [Securityholders] in any Receivable.

                  (c) Repurchase of Receivables. In the event of a breach of any representation or warranty set forth in Section 2.03(a) which materially and adversely affects the interest of any [Certificateholders][Securityholders] in any Receivable and unless the breach shall have been cured by the last day of the second Collection Period following the Collection Period in which the discovery of the breach is made or notice is received, as the case may be (or, at the option of the Seller, the last day in the first Collection Period following the Collection Period in which such discovery is made or such notice received), the Seller shall repurchase such Receivable. In consideration of the purchase of any such Receivable, the Seller shall remit an amount equal to the Warranty Purchase Payment in respect of such Receivable to the Purchaser and shall be entitled to receive the Released Warranty Amount. In the event that, as of the date of execution and delivery of this Agreement, any Liens or claims shall have been filed, including Liens for work, labor or materials relating to a Financed Vehicle, that shall be liens prior to, or equal or coordinate with, the Lien granted by the related Receivable (whether or not the Seller has knowledge thereof), and such breach materially and adversely affects the interests of any [Certificateholders] [Securityholders] in such Receivable, the Seller shall repurchase such Receivable on the terms and in the manner specified above. Upon any such repurchase, the Purchaser shall, without further action, be deemed to transfer, assign, set-over and otherwise convey to the Seller, without recourse, representation or warranty, all the right, title and interest of the Purchaser in, to and under such repurchased Receivable, all monies due or to become due with respect thereto and all proceeds thereof. The Purchaser or the Trustee, as applicable, shall execute such documents and instruments of transfer or assignment and take such other actions as shall reasonably be requested by the Seller to effect the conveyance of such Receivable pursuant to this Section. The sole remedy of the Purchaser with respect to a breach of the Seller's representations and warranties pursuant to Section
         2.03(a) or with respect to the existence of any such Liens or claims shall be to require the Seller to repurchase the related Receivables pursuant to this Section.

         SECTION 2.4 COVENANTS OF THE SELLER. THE SELLER HEREBY COVENANTS THAT:

                  (a) Security Interests. Except for the conveyances hereunder, the Seller will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on any Receivable, whether now existing or hereafter created, or any interest therein, the Seller will immediately notify the Purchaser of the existence of any Lien on any Receivable and, in the event that the interests of any [Certificateholders] [Securityholders] in such Receivable are materially and adversely affected, such Receivable shall be repurchased from the Purchaser by the Seller in the manner and with the effect specified in Section 2.03(c), and the Seller shall defend the right, title and interest of the Purchaser in, to and under the Receivables, whether now existing or hereafter created, against all claims of third parties claiming through or under the Seller; provided, however, that nothing in this subsection shall prevent or be deemed to prohibit the Seller from suffering to exist upon any of the Receivables, Liens for municipal or other local taxes if such taxes shall not at the time be due and payable or if the Seller shall currently be contesting the validity of such taxes in good faith by appropriate proceedings and shall have set aside on its books adequate reserves with respect thereto.

                  (b) Delivery of Payments. The Seller agrees to deliver in kind upon receipt to the Servicer under the [Pooling and Servicing Agreement][Sale and Servicing Agreement] (if other than the Seller) all payments received by the Seller in respect of the Receivables as soon as practicable after receipt thereof by the Seller, from and after the appointment of the Servicer as Servicer under the [Pooling and Servicing Agreement][Sale and Servicing Agreement] with respect to the Toyota Auto Receivables 200_-_ [Grantor][Owner] Trust.

                  (c) Conveyance of Receivables. The Seller covenants and agrees that it will not convey, assign, exchange or otherwise transfer the Receivables to any Person prior to the termination of this Agreement pursuant to Article Four hereof.

                  (d) No Impairment. The Seller shall take no action, nor omit to take any action, which would impair the rights of the Purchaser in any Receivable, nor shall it, except as expressly provided in this Agreement or the [Pooling and Servicing Agreement][Sale and Servicing Agreement], reschedule, revise or defer payments due on any Receivable.


                                   ARTICLE III


                      PAYMENT OF RECEIVABLES PURCHASE PRICE

         SECTION 3.1 PAYMENT OF RECEIVABLES PURCHASE PRICE. In consideration of the sale of the Receivables from the Seller to the Purchaser as provided in
Section 2.01, on the Closing Date the Purchaser agrees to pay the Seller an amount equal to the Receivables Purchase Price. The Receivables Purchase Price shall be paid in the form of (i) $___, the net cash proceeds from the public offering by the Purchaser of the Certificates (less amounts retained to pay expenses of the Purchaser and to fund the Reserve Fund Initial Deposit and the Yield Maintenance Account Initial Deposit), and (ii) $___ evidenced by a non-recourse promissory subordinated note.


                                   ARTICLE IV


                                   TERMINATION

         SECTION 4.1 TERMINATION. The respective obligations and responsibilities of the Seller and the Purchaser created hereby shall terminate, except for the indemnity obligations of the Seller as provided herein, upon the termination of the Trust as provided in Article Ten of the [Pooling and Servicing Agreement][Sale and Servicing Agreement].


                                    ARTICLE V


                            MISCELLANEOUS PROVISIONS

         SECTION 5.1 AMENDMENT.

                  (a) This Agreement may be amended from time to time by the Purchaser and the Seller to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to add any other provision with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of this Agreement or the [Pooling and Servicing Agreement][Trust Agreement and Sale and Servicing Agreement]; provided, however, that such action shall not, as evidenced by an Opinion of Counsel to the Purchaser delivered to the Trustee, adversely affect in any material respect the interests of the Trust.

                  (b) This Agreement may also be amended from time to time by the Purchaser and the Seller with the consent of the Trustee for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement.

         SECTION 5.2 PROTECTION OF RIGHT, TITLE AND INTEREST TO RECEIVABLES.

                  (a) The Seller at its expense shall cause this Agreement, all amendments hereto and/or all financing statements and continuation statements and any other necessary documents covering the Purchaser's right, title and interest to the Receivables and other property conveyed by the Seller to the Purchaser hereunder to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect the right, title and interest of the Purchaser hereunder to all of the Receivables and such other property. The Seller shall deliver to the Purchaser file-stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recording, registration or filing. The Purchaser and the Trustee shall cooperate fully with the Seller in connection with the obligations set forth above and will execute any and all documents reasonably required to fulfill the intent of this subsection.

                  (b) Within 30 days after the Seller makes any change in its name, identity or corporate structure which would make any financing statement or continuation statement filed in accordance with paragraph
         (a) above seriously misleading within the meaning of Section 9402(7) of the UCC as in effect in the applicable state, the Seller shall give the Purchaser notice of any such change and shall execute and file such financing statements or amendments as may be necessary to continue the perfection of the Purchaser's security interest in the Receivables and the proceeds thereof.

                  (c) The Seller will give the Purchaser prompt written notice of any relocation of any office from which the Seller keeps records concerning the Receivables or of its principal executive office and whether, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall execute and file such financing statements or amendments as may be necessary to continue the perfection of the interest of the Purchaser in the Receivables and the proceeds thereof.

         SECTION 5.3 GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

         SECTION 5.4 NOTICES. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, return receipt requested, to (a) in the case of the Purchaser, to [Toyota Auto Finance Receivables LLC] [Toyota Motor Credit Receivables Corporation], 19001 South Western Avenue, Torrance, California 90501, Attention: President; (b) in the case of Toyota Motor Credit Corporation, 19001 South Western Avenue, Torrance, California 90501, Attention:
Senior Vice President; and (c) in the case of the Trustee, to o; or, as to any of such Persons, at such other address as shall be designated by such Person in a written notice to the other Persons.

         SECTION 5.5 SEVERABILITY OF PROVISIONS. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions and terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

         SECTION 5.6 ASSIGNMENT. This Agreement may not be assigned by the Purchaser or the Seller except as contemplated by this Section and the [Pooling and Servicing Agreement][Trust Agreement and Sale and Servicing Agreement]; provided, however, that simultaneously with the execution and delivery of this Agreement, the Purchaser shall assign all of its right, title and interest herein to the Trustee for the benefit of any [Certificateholders][Securityholders] as provided in Section 2.01 of the [Pooling and Servicing Agreement][Sale and Servicing Agreement], to which the Seller hereby expressly consents. The Seller agrees to perform its obligations hereunder for the benefit of the Trust and that the Trustee may enforce the provisions of this Agreement, exercise the rights of the Purchaser and enforce the obligations of the Seller hereunder without the consent of the Purchaser.

         SECTION 5.7 FURTHER ASSURANCES. The Seller and the Purchaser agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the other party hereto or by the Trustee more fully to effect the purposes of this Agreement, including, without limitation, the execution of any financing statements, amendments, continuation statements or releases relating to the Receivables for filing under the provisions of the UCC or other law of any applicable jurisdiction.

         SECTION 5.8 NO WAIVER; CUMULATIVE REMEDIES. No failure to exercise and no delay in exercising, on the part of the Purchaser, the Trustee or the Seller, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

         SECTION 5.9 COUNTERPARTS. This Agreement may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

         SECTION 5.10 THIRD-PARTY BENEFICIARIES. This Agreement will inure to the benefit of and be binding upon the parties signatory hereto, and the Trustee for the benefit of any [Certificateholders][Securityholders], which shall be considered to be a third-party beneficiary hereof. Except as otherwise provided in this Agreement, no other Person will have any right or obligation hereunder.

         SECTION 5.11 MERGER AND INTEGRATION. Except as specifically stated otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement. This Agreement may not be modified, amended, waived or supplemented except as provided herein.

         SECTION 5.12 HEADINGS. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

         SECTION 5.13 INDEMNIFICATION.

                  (a) Purchaser and Trust. The Seller shall indemnify and hold harmless the Purchaser, the Trust and the [Certificateholders] [Securityholders] from and against any loss, liability, expense, damage or injury suffered or sustained by reason of any acts, omissions or alleged acts or omissions arising out of activities of the Seller pursuant to this Agreement or as a result of the transactions contemplated hereby, including, but not limited to, any judgment, award, settlement, reasonable attorneys' fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim; provided, however, that the Seller shall not indemnify the Purchaser, the Trust or any [Certificateholders][Securityholders] if such acts, omissions or alleged acts or omissions constitute negligence or willful misconduct by the Purchaser or any [Certificateholders][Securityholders].

                  (b) Trustee. The Seller shall indemnify, defend and hold harmless the Trustee from and against any and all costs, expenses, losses, claims, damages, injury and liabilities to the extent that such cost, expense, loss, claim, damage or liability arose out of, and was imposed upon the Trustee through the negligence, willful misfeasance or bad faith of the Seller in the performance of its duties under this Agreement or by reason of reckless disregard of its obligations and duties under this Agreement.

         SECTION 5.14 MERGER OR CONSOLIDATION OF, OR ASSUMPTION OF THE OBLIGATIONS OF, THE SELLER.

                  (a) The Seller shall not consolidate with or merge into any other corporation or convey or transfer its properties and assets substantially as an entirety to any Person, unless:

                           (i) the corporation formed by such consolidation or
                  into which the Seller is merged or the Person which acquires by conveyance or transfer the properties and assets of the Seller substantially as an entirety shall be organized and existing under the laws of the United States or any State or the District of Columbia, and, if the Seller is not the surviving entity, shall expressly assume, by an agreement supplemental hereto, executed and delivered to the Purchaser and the Trustee, in form reasonably satisfactory to the Purchaser and the Trustee, the performance of every covenant and obligation of the Seller hereunder and shall benefit from all the rights granted to the Seller hereunder; and the Seller shall have delivered to the Purchaser and the Trustee an Officer's Certificate of the Seller and an Opinion of Counsel each stating that such consolidation, merger, conveyance or transfer and such supplemental agreement comply with this Section and that all conditions precedent herein provided for relating to such transaction have been complied with.

                  (b) The obligations of the Seller hereunder shall not be assignable nor shall any Person succeed to the obligations of the Seller hereunder except in each case in accordance with the provisions of the foregoing paragraph and of Section 5.06.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

                                         TOYOTA MOTOR CREDIT CORPORATION,
                                         as Seller

                                      By:
                                         ---------------------------------------
                                         Name:
                                         Title:

                                         [TOYOTA AUTO FINANCE RECEIVABLES LLC]
                                         [TOYOTA MOTOR CREDIT RECEIVABLES
                                         CORPORATION],
                                         as Purchaser

                                      By:
                                         ---------------------------------------
                                         Name:
                                         Title:

ACCEPTED:

- ----------,
         not in its individual capacity
         but solely as Trustee


By:
    ---------------------------------
    Name:
    Title:

                                                                      SCHEDULE A


                             SCHEDULE OF RECEIVABLES

                    Omitted--originals on file at the offices
                  of the Seller, the Purchaser and the Trustee


















                                       A-1